EXHIBIT 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Energen Corporation of our report dated February 25, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Energen Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Birmingham, Alabama

November 7, 2008